EXHIBIT 10.46


                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement"), dated July 11, 1997, is entered into by and among Jeffrey Goffman ("Goffman"), an individual and resident of the State of Florida, US Diagnostic Inc., a Delaware corporation having its headquarters in West Palm Beach, Florida, ("USD"), and Roberto Martinez (the "Escrow Agent"), an attorney licensed to practice law in the State of Florida.

                                    RECITALS

         A. Goffman is a former officer and director of USD.

         B. Goffman and USD are parties to that certain Settlement Agreement and Mutual Release (the "Settlement Agreement") entered into of even date herewith which provides for certain securities and cash to be delivered to Goffman and for the establishment of this Escrow in connection with Goffman's resignation as an officer, director, employee and proxy holder of USD. The purpose of the Escrow is to hold certain securities and the proceeds thereof as security for certain potential liabilities of Goffman to USD which have not been released in the Settlement Agreement. Goffman disputes any and all such claims.

         C. The Escrow Agent has agreed to serve as escrow agent and to hold certain portions of the aforementioned securities in accordance with the terms and conditions hereof.

                                    AGREEMENT

         In consideration of the recitals set forth above and of the mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereto hereby covenant and agree as follows:

         1. ESTABLISHMENT OF ESCROW FUND.

         (a) Within two business days after full execution of this Agreement by all parties hereto, the Escrow shall be funded by:

                  (i) USD's delivery to the Escrow Agent of an original
Option Agreement from USD currently held by Goffman representing the right to acquire 100,000 shares at an exercise price of $5.125, a copy of which is attached hereto as Exhibit A. It is expressly understood and agreed that this grant is part of a larger grant of 150,000 options which 50,000 have already vested and are being retained by Goffman pursuant to the Settlement Agreement. The balance of 100,000 which are to be escrowed options shall vest and become exercisable by Goffman 50,000 on August 25, 1997 and 50,000 on August 25, 1998.

                  (ii) USD's delivery to the Escrow Agent of the following additional shares and options; (a) a letter confirming USD's commitment to deliver a certificate representing

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25,000 shares of restricted USD stock granted to Goffman on August 1,1995 which shall vest on August 1, 1997 and be delivered to the Escrow Agent (or to Goffman if the Escrow has already terminated) on August 1, 1997; (b) a certificate for 65,000 shares of common stock representing 1/3 of the 195,000 shares of restricted stock granted to Goffman on August 1, 1995, which portion vested on May 1, 1997; and (c) a letter confirming USD's commitment to deliver certificates representing 65,000 shares which shall vest on May 1, 1998, and 65,000 shares which shall vest on May 1, 1999, which represent the presently unvested portion of the August 1, 1995 grant and the certificates for which shall be delivered by USD to the Escrow Agent on their vesting date (or to Goffman if the Escrow has already terminated). In the event that there is a sale of USD or a change of control of USD (as defined in Section 15(b) of the 1993 and 1995 stock plans, as applicable) the vesting and date for delivery of such shares and options shall immediately accelerate.

         (b) The assets described in subparagraphs (i) and (ii) above and that are to be delivered to the Escrow are hereinafter referred to as the "Escrowed Securities".

         (c) Until the termination of the escrow, as defined below, the Escrow Agent shall hold the Escrowed Securities on behalf of Goffman and USD and shall receive any distributions, dividends, replacements, substitutes, or proceeds thereof including any shares issued by USD pursuant to an exercise of the options or fulfillment of the restricted stock commitment. All such assets shall be deposited with the Escrow Agent and shall be subject to this Agreement and become part of the Escrow Fund.

         (d) If during the period of the Escrow, Goffman elects to exercise any of the options which are held in the Escrow Fund, he shall deliver to the Escrow Agent written notice of such election, together with directions as to the number of shares to be purchased by virtue of such exercise. This notice shall be accompanied by Goffman's payment in the form of a check made payable to US Diagnostic Inc. in the amount necessary to complete the exercise of options. The Escrow Agent shall promptly transmit the payment to USD together with directions to exercise the options and deliver the shares acquired to the Escrow Agent. Upon receipt of such shares, the Escrow Agent shall release to Goffman a portion of the shares which, based upon the closing price on the date immediately prior to such exercise, had a value equal to the cash amount delivered by Goffman as the exercise price.

         2. ESCROW TO SECURE PAYMENT OF CERTAIN CLAIMS.

         Goffman hereby acknowledges to USD that the Escrowed Securities, the Escrow Fund and any and all assets which are required to be deposited into the Escrow Fund pursuant to this Agreement and their proceeds, replacements and substitutes shall secure any obligation Goffman may have now or hereafter to USD based upon;

           (a) Claims asserted in or arising out of the Shareholder Class Action as defined in the Settlement Agreement, including any rights of contribution or indemnity which USD may have against Goffman in connection with such claims, regardless of whether asserted in the same or separate litigation;

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         (b) Intentional fraud or other intentional misconduct by Goffman, provided such claims are brought by USD on or before April 24, 1998.

          (c) Allegations that Goffman either directly or indirectly, received improper financial benefit from any transaction involving USD, provided such claims are brought by USD on or before April 24, 1998, and provided further that no salary, bonus or options paid to Goffman by USD and approved by USD's Board of Directors or other benefits provided to Goffman in accordance with Goffman's employment contract with USD shall constitute "improper financial benefit"; and

         (d) Claims to require Goffman to reimburse any attorneys' fees or costs of defense paid on his behalf by USD.

         USD's right to draw down on the Escrow to satisfy a judgment or settlement regarding the claims delineated in paragraph 2 above shall remain until the termination of this escrow. Goffman shall not grant, and shall take reasonable steps to oppose the imposition of, any lien, security interest in or other claim upon the Escrowed Securities or Escrow Fund except for the lien in favor of the Escrow Agent set forth herein. Goffman represents and warrants that none of the Escrowed Securities, nor any of the rights they represent, have been transferred, assigned, pledged, encumbered, or hypothecated and that he will not encumber and part of the Escrow Fund at any time prior to the termination of this escrow.

         3. DISTRIBUTION OF THE ESCROW FUND; TERMINATION.

         (a) The escrow shall continue in full force and effect until April 24, 1998 (or, if earlier, the final resolution of all claims delineated in paragraph 2 above), at which time the Escrow Fund shall be released to Goffman unless the Escrow Agent has received written notice from USD on or before close of banking business on that date certifying that (A) a claim of the type specified in paragraph 2 of this Agreement has been made by USD against Goffman in a judicial proceeding and (B) a copy of such written notice has been delivered by USD to Goffman in accordance with the provisions of Section 7 hereof, in which event the Escrow Agent shall continue to hold the Escrow Fund until a further notice is delivered to the Escrow Agent in accordance with subsection 3(b) below.

            (b) The Escrow Agent shall release to USD the Escrow Fund or portion thereof as directed by USD upon receipt of written notice from USD, certifying that USD has made a claim of the type specified in paragraph 2 of this Agreement against Goffman and further certifying that written notice thereof has been delivered to Goffman and that (x) a final, nonappealable judgment has been entered by a court of competent jurisdiction in connection with such claim and attaching to such notice a certified copy of the judgment, or (y) a settlement of such claim has been reached and attaching to such notice a true and correct copy of the settlement agreement executed by Goffman. The specific portion of the Escrow Fund to be released to USD shall be determined as set forth in subparagraph (c) below.

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         (c) Together with the Notice set forth in subparagraph (b) above, USD shall provide the Escrow Agent and Goffman with a computation of the fair market value ("Fair Market Value") of any securities held in the Escrow Fund as of the date of such Notice, and shall precisely identify the particular securities to be released from escrow based upon such computation. "Fair Market Value" shall be determined as of the date that the applicable judgment became final and non-appealable or the date that the Settlement became final and enforceable, and with respect to shares of Common Stock shall be determined as follows, (i) the mean between the closing bid and asked prices for such shares on the over-the-counter market as reported by the National Association of Securities Dealers' automatic quotation system ("NASDAQ"); or (ii) if such shares are traded on a national securities exchange or quoted on the NASDAQ National Market System, by reference to the closing price; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the Fair Market Value shall be determined in such reasonable manner as may be agreed to by the parties. With respect to options in the Escrow, Fair Market Value shall be calculated pursuant to the "Black Scholes" formula. USD shall certify that such computations in reasonable detail have been delivered to Goffman and, prior to any release from escrow, there shall elapse five (5) business days without written objection from Goffman being received by the Escrow Agent. If the Escrow Agent receives a written objection from Goffman, then the Escrow Agent shall retain the Escrow Fund in escrow until receipt of a written notice signed by Goffman and USD or a certified copy of a final, nonappealable judgment entered by court of competent jurisdiction, in either such event directing how the Escrow Fund or portion thereof shall be released. If, however, 125% of the Fair Market Value of the securities to be released from Escrow pursuant to USD's Notice is less than the total Fair Market Value of the Escrow Fund, then the securities or other assets over and above 125% of the Fair Market Value of the securities to be released pursuant to USD's Notice shall immediately be released from the Escrow to GOFFMAN. Under any circumstances where a portion of the Escrow Fund is to be distributed to Goffman and a portion either distributed to USD or retained in escrow, USD shall be entitled to select which assets are to be distributed to whom.

         (d) Prior to Service of a notice as set forth in subparagraph (b) above, Goffman shall be entitled to direct the Escrow Agent to invest any cash or cash equivalents in the Escrow Account in any "Permitted Investment". "Permitted Investments" means (i) obligations of the United States government due within one year; (ii) certificates of deposit or Eurodollar deposits due within one year with a commercial bank having capital funds of at least $500,000,000 or more; (iii) commercial paper rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) debt of any state or political subdivision that is rated among the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and is due within one year; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; and (vi) Investments represented by Interest Rate Protection Obligations and Currency Hedging Agreements. Subsequent to service

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of a notice as set forth in subsection (b) above, the Escrow Agent shall accept such investment instructions only from USD.

         4. ESCROW AGENT.

         (a) The Escrow Agent shall hold the Escrow Fund in trust for the parties and, prior to receipt of a Notice from USD conforming with paragraph 3(c), shall accept written instructions from Goffman regarding the exercise of options which are held in the Escrow Fund. With regard to all matters other than the exercise of such options or the notices set forth in paragraphs 3(b) and 3(d) above, instructions given to the Escrow Agent must be jointly executed by Goffman and USD.

         (b) The Escrow Agent shall not in any way be bound or affected by a notice of modification or cancellation of this Agreement unless written notice thereof is given to the Escrow Agent by Goffman and USD, nor shall the Escrow Agent be bound by any modification of its obligations hereunder unless the same shall be consented to by the Escrow Agent in writing. The Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the validity, authenticity or the correctness of any facts stated therein, the propriety or validity of the service thereof, or the jurisdiction of any court issuing any judgment.

         (c) The Escrow Agent shall not be under any duty to give the property held by it hereunder any greater care that it gives its own similar property.

         (d) The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine, and it may assume that any person purporting to give any notice or make any statement in connection with the provisions hereof has been duly authorized to do so.

         (e) The Escrow Agent shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind except as such act or omission constitutes willful misconduct, bad faith, gross negligence or fraud.

         (f) The Escrow Agent shall not have any responsibility for the payment of taxes. Goffman hereby represents that his Social Security Number is ###-##-####. For tax and withholding purposes all dividends, income and proceeds of the Escrow Fund realized prior to a final distribution shall be allocable exclusively to Goffman.

         (g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto. Except as otherwise expressly provided herein, the Escrow Agent shall not refer to, and shall not be bound by, the provisions of any other agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         (h) USD and Goffman, jointly and severally, agree to indemnify the Escrow Agent and to hold the Escrow Agent harmless from and against any and all claims, actions, suits, proceedings, investigations, demands, damages, penalties, interest, expenses, fees or charges or

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any other liabilities of any character or nature, including attorneys' fees
(whether suit is instituted or not and, if instituted, whether at trial or appellate level) (collectively, the "Liabilities"), whether raised by the parties hereto or any third party, which the Escrow Agent may incur or with which it may be threatened by reason of acting as Escrow Agent under this Agreement, and the Escrow Agent shall have a lien on the Escrow Fund for such indemnification which lien shall be prior to all other liens upon or claims against such Escrow Fund; provided, however, that the Escrow Agent shall not be entitled to indemnification for any Liabilities caused solely by its own gross negligence, willful misconduct, bad faith or fraud.

         (i) The Escrow Agent shall not be required to institute or defend any action involving any matters referred to herein or which affect it or its duties, unless or until requested to do so by any party to this Agreement and then only upon receiving full indemnity, in character reasonably satisfactory to the Escrow Agent, against any and all Liabilities in relation thereto.

         (j) If the parties to this Agreement shall be in disagreement concerning the interpretation of this Agreement, their rights and obligations under this Agreement or the propriety of any action contemplated by the Escrow Agent under this Agreement, the Escrow Agent may, but shall not be obligated to, file an interpleader action to resolve such disagreement. The Escrow Agent shall be indemnified for all costs and expenses, including reasonable attorneys' fees, incurred in connection with such interpleader action in accordance with Section 4 (h) above.

         (k) The Escrow Agent shall be entitled to be reimbursed for all costs and expenses incurred by it in the performance of its duties under this Agreement, including, without limitation, the customary hourly rates of any of its representatives involved in performing its duties hereunder, and such costs, expenses and fees shall be paid by USD and Goffman in equal proportions. The Escrow Agent shall have a lien on the Escrow Fund for such reimbursement obligations, which shall be the only permitted lien upon such Escrow Fund.

         5. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving the parties hereto sixty (60) days written notice to that effect. In such event the successor shall be a person, firm or corporation which shall be mutually selected by Goffman and USD. It is understood and agreed that such resignation shall not be effective until a successor is appointed and agrees to act hereunder, and upon the effectiveness of such resignation, the Escrow Agent shall be relieved of any liability or responsibility with respect to the Escrow Fund arising thereafter; provided, however, in the event no successor is appointed and acting hereunder within sixty (60) days of such notice, the Escrow Agent may either petition a court of competent jurisdiction to name a successor or deliver the Escrow Fund into a court of competent jurisdiction in the State of Florida, and upon such deposit, the Escrow Agent shall be relieved of any liability or responsibility with respect thereto arising thereafter.

         6. TERMINATION. This Agreement and the escrow created by its terms shall terminate upon the full distribution of the Escrow Fund or upon mutual written agreement of the parties hereto (the "Termination Date"), and the Escrow Agent shall thereafter be relieved of all further responsibilities hereunder.

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          7. NOTICES. Any notice, direction, request, instruction, legal process or other instrument to be given or served hereunder shall be in writing and shall be delivered by certified mail, return receipt requested, or by hand or courier service, and shall be deemed received upon actual receipt, provided that the issuing party can furnish evidence of receipt by the addressee, to all parties at the following addresses:

     (i) If to Goffman:              Jeffrey A. Goffman
                                     1116 Highland Beach Drive
                                     Highland Beach, FL 33487

     With a copy to:                 Andrew J. Levander, Esq.
                                     Shereff, Friedman, Hoffman & Goodman, LLP
                                     919 Third Avenue
                                     New York, NY 10022-9998

     (ii) If to USD:                 US Diagnostic Inc.
                                     777 South Flagler Drive
                                     West Palm Beach, FL 33401
                                     Attention:  President

     (iii) If to Escrow Agent:       Roberto Martinez, Esq.
                                     200 South Biscayne Boulevard
                                     Suite 4700
                                     Miami, FL  33131

Any party may change his or its address by written notice to each of the other parties.

         8. MISCELLANEOUS.

         (a) The parties hereto agree that this Agreement has been executed and delivered in the State of Florida and shall be governed and construed in accordance with the laws of such state without regard to the conflicts of laws provisions thereof.

         (b) USD and Goffman hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any transactions contemplated hereby to the exclusive jurisdiction of the United State District Court for the Southern District of Florida or if jurisdiction is not available therein the jurisdiction of any court of the State of Florida, and waive any and all objections to such jurisdiction or venue that they may have under the laws of any state or county, including, without limitation, any argument that jurisdiction, suits and/or venue are inconvenient or otherwise improper. Each party further agrees that process may be served

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upon such party in any manner authorized under the laws of the United States or
Florida, and waives any objections that such party may otherwise have to such process.

         (c) The parties hereto agree to execute and deliver any and all documents and to take such further action as shall be reasonably required to effectuate the provisions of this Agreement.

         (d) This Agreement and the Settlement Agreement contain the entire understanding of the parties hereto with respect to the subject matter herein contained and shall not be modified except by a writing signed by all the parties hereto.

         (e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, estates, beneficiaries, representatives, successors and assigns.

         (f) This Agreement may be executed in one or more counterparts, all of which when taken together shall comprise one instrument.

Date:  7/11, 1997                                   /s/ JEFFREY A. GOFFMAN
                                                    ---------------------------
                                                    Jeffrey A. Goffman

                                                    US DIAGNOSTIC INC.

Date: July 11, 1997                                 By: /s/ JOSEPH A. PAUL
                                                    ---------------------------
                                                    Joseph A. Paul, President

                                                    ESCROW AGENT

Date: July 16, 1997                                 /s/ ROBERTO MARTINEZ
                                                    ---------------------------
                                                    Roberto Martinez

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                                   EXHIBIT A

                                                    OPTIONEE: JEFFREY A. GOFFMAN

                               US DIAGNOSTIC INC.
                          NON-STATUTORY NON-QUALIFIED
                             STOCK OPTION AGREEMENT
                    (THE "UNVESTED $5.125 OPTION AGREEMENT")


     OPTION AGREEMENT dated as of July 11, 1997, between US DIAGNOSTIC INC., a Delaware corporation (the "Company"), and Jeffrey A. Goffman (the "Optionee"), an individual, residing at 1116 Highland Beach Blvd., Highland Beach, FL 33487.

     The Company has adopted the 1995 Long-Term Incentive Plan (the "Plan"), a copy of which is attached hereto or has previously been provided to Optionee, and desires to grant to the Optionee the Non-Statutory Non-Qualified Stock Option provided for herein, all subject to the terms and conditions of the Plan except as provided herein. Capitalized terms used herein and not defined have the same meanings as set forth in the Plan.

     IT IS AGREED as follows:

     1. GRANT OF OPTION. The Company hereby confirms that it granted to the Optionee on August 28, 1995 the right and option to purchase (subject to adjustment pursuant to Section 15 of the Plan) an aggregate of one hundred thousand (100,000) of its shares of Common Stock, $.01 par value, ("Common Stock") at an option price per share equal to $5.125.

     2. OPTION PERIOD. The option granted hereby shall expire on August 28, 2001, subject to earlier termination as provided in the Plan exclusive of provisions for earlier termination relating to termination of employment.

     3. EXERCISE OF OPTION.

     A. The Optionee may exercise the option hereby granted to the extent and from and after the dates set forth below on a cumulative basis, or, if earlier, upon a sale or Change of Control ("Change of Control") of the Company (as defined in Section 15(b) of the USD Long Term Incentive Plan) on or before March 31, 1999:

     NUMBER OF SHARES           INITIAL EXERCISE DATE
     ----------------           ---------------------
        50,000                  August 28, 1997
        50,000                  August 28, 1998

     B. The Optionee may exercise the option (to the extent then exercisable) by delivering to the Company a written notice duly signed by the Optionee stating the number of shares that the Optionee has elected to purchase and accompanied by (i) payment (by certified or cashiers check) of an amount equal to the full purchase price for the shares to be purchased, or (ii) any other method of payment provided for in the Plan to which the Committee of the Company's Board of Directors administering the Plan may consent. "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing sale price of a share of the Common Stock on the principal securities exchange or the Nasdaq National Market on which such shares are traded on the date immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange or the Nasdaq National Market, Fair Market Value shall be deemed to be average of the high bid and low asked prices of the shares on the over-the-counter market on the date immediately preceding the date as of which Fair Market Value is being determined on or the next preceding date on which such

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high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions, which by their terms, will never lapse. Within twenty days after receipt by the Company of such notice and payment, the Company shall issue the shares in the name of the Optionee and deliver the certificate therefor to the Optionee shall have none of the rights of a shareholder in respect of such shares until they are issued.

     4. NON-TRANSFERABILITY OF OPTION. This option shall not be transferable other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee.

     5. INCORPORATION OF PLAN. The option granted hereby is subject to, and governed by, all the terms and conditions of the Plan, which are hereby incorporated by reference. In the case of any conflict between the terms of this agreement and the Plan, the provisions of this Agreement shall control.

     6. PURCHASE FOR INVESTMENT. As a condition to the exercise in whole or in part of the option hereby granted, each written notice of election shall include a representation by the Optionee that the shares are being purchased for investment and not for distribution or resale.

     7. NOTICES. Any notice to be given by the Optionee hereunder shall be sent to the Company at its principal executive offices, and any notice from the Company to the Optionee shall be sent to the Optionee at Optionee's address set forth above; all such notices shall be in

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writing and shall be delivered in person or by registered or certified mail.
Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

     8. GOVERNING LAW. The parties hereto hereby acknowledge and agree that the option granted in the State of Florida and any shares issued upon exercise of the option will be issued in the State of Florida. This Agreement, as well as the grant of such option and issuance of such shares, is and shall be governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          US DIAGNOSTIC INC.


                                          By:
                                             ------------------------
                                             Joseph A. Paul, President


                                             ------------------------
                                             Jeffrey A. Goffman, Optionee

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